UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2023

CAPSTONE GREEN ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

16640 Stagg Street,
Van Nuys, California	91406
(Address of principal executive offices)	(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $.001 per share	CGRN	NASDAQ Capital Market
Series B Junior Participating Preferred Stock Purchase Rights

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 12, 2023, Capstone Green Energy Corporation (the “Company”) received a written notice (the “Periodic Filing Notice”) from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that it was not in compliance with Nasdaq Listing Rule 5250(c)(1) as a result of not having timely filed its Annual Report on Form 10-K for the year ended March 31, 2023. The Company has also failed to timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2023. On August 18, 2023, the Company filed a Current Report on Form 8-K announcing that it had received an earlier written notice from the Nasdaq Listing Qualifications Department of Nasdaq notifying the Company that it was not in compliance with Nasdaq Listing Rule 5250(c)(1) as a result of not having timely filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

On September 12, 2023, the Company also received a written notice (together with the Periodic Filing Notice, the “Notices”) from the Nasdaq Listing Qualifications Department of Nasdaq notifying the Company that it is not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. Based on the closing bid price of the Company’s common stock between July 28, 2023 and September 11, 2023, the Company no longer meets the minimum bid price requirement. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an initial period of 180 calendar days, or until March 11, 2024, to regain compliance.

The Notices from Nasdaq are only notifications of deficiencies, not of imminent delisting.

Additionally, as previously reported on its Current Report on Form 8-K dated March 31, 2023, the Company received a written notice from the Nasdaq Listing Qualifications Department of Nasdaq notifying the Company that for the last 30 consecutive business days, the Company’s Market Value of Listed Securities was below the minimum of $35 million required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(b)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company was provided a period of 180 calendar days, or until September 25, 2023, to regain compliance.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 14, 2023, the Company filed a Current Report on Form 8-K (the “Original 8-K”) to report that the Board of Directors (the “Board”) of the Company had appointed Robert C. Flexon, the Company’s then current Chairman of the Board, to serve as Interim President and Chief Executive Officer, effective August 22, 2023. In connection with his appointment as Interim President and Chief Executive Officer, Mr. Flexon also transitioned from the role of Chairman of the Board to Executive Chairman, effective August 9, 2023.

Item 5.02 of this Current Report on Form 8-K amends and supplements the Original 8-K filed by the Company and is being filed to provide information required pursuant to Item 5.02 of Form 8-K.

On September 14, 2023, in light of Mr. Flexon’s appointment as Interim President and Chief Executive Officer, the Board, upon recommendation from the Compensation and Human Capital Committee and with Mr. Flexon abstaining, approved a new compensation arrangement for Mr. Flexon consisting of an annual base salary of $600,000, which base salary will be pro-rated based on his total tenure as Interim President and Chief Executive Officer.

Item 7.01	Regulation FD Disclosure

The Company issued a press release dated September 14, 2023 announcing the receipt of the Notices, a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Capstone Green Energy Corporation, dated September 14, 2023.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE GREEN ENERGY CORPORATION

Date: September 14, 2023	By:	/s/ Robert C. Flexon
Name: Robert C. Flexon
Title: Interim President and Chief Executive Officer